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                                   EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made part of this Form 10-K and to the incorporation by reference of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-44012, 33-44599, 33-64032, 333-2676, 333-70057 and 333-57130 ).

/s/ Arthur Andersen LLP

Denver, Colorado,
March 29, 2002.